THIRD AMENDMENT TO STANDBY
                       LETTER OF CREDIT FACILITY AGREEMENT

         This THIRD AMENDMENT TO STANDBY LETTER OF CREDIT FACILITY AGREEMENT is made and entered this 31st day of July, 1996 by and between MORGAN DRIVE AWAY, INC., an Indiana corporation ("Morgan") and INTERSTATE INDEMNITY COMPANY, a Vermont corporation ("Interstate") (hereinafter collectively referred to as "Companies") and KEYBANK NATIONAL ASSOCIATION, formerly known as Society National Bank, Indiana ("Bank").

                                    RECITALS

         A. On or about September 13, 1994, Companies and Bank entered into a Standby Letter of Credit Facility Agreement which was amended on or about July 28, 1995 and on May 8, 1996 ("Agreement").

         B. The parties wish to amend the Agreement to extend the Termination Date.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and other valuable consideration, the parties hereto agree that the Recitals above set forth are part of this amendment for all purposes and further agree as follows:

         1. The definition of "Termination Date" contained in Section 1.2 shall be amended by deleting "July 31, 1996" and replacing that date with "April 30, 1997."

          2. All other terms, provisions and conditions of the Standby Letter of Credit Facility Agreement (as previously amended) are hereby ratified and shall continue in full force and effect.

         IN WITNESS WHEREOF, the Companies have hereunto set their hands by their duly authorized officers on the day and year first written above and effective as of August 1, 1996.

                                        COMPANIES:
                                        Morgan Drive Away, Inc.

                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)

                                     Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)

SIGNATURES CONTINUED ON PAGE 2

                                     Interstate Indemnity Company


                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)

                                     Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)



                                     BANK:
                                     KeyBank National Association


                                By: /s/ R. David Londergan, Jr.
                                    ------------------------------------------
                                    (Signature)

                                     R. David Londergan, Jr., V.P.
                                     ------------------------------------------
                                     (Typed or Printed Name and Office)


         The undersigned, The Morgan Group, Inc. represents and warrants that it has read and reviewed this amendment and that it consents to the execution of this document by Morgan Drive Away, Inc. and agrees to be bound by the terms and conditions contained herein. THE MORGAN GROUP, INC.:


                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)


                                    Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)






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